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                                   EXHIBIT 21

             LIST OF SUBSIDIARIES OF VOLUME SERVICES AMERICA, INC.

                                                              JURISDICTION OF
                         SUBSIDIARY                            INCORPORATION
                         ----------                           ---------------
Events Center Catering, Inc.................................  Wyoming
Service America Concessions Corporation.....................  Maryland
Service America Corporation.................................  Delaware
Service America Corporation of Wisconsin....................  Wisconsin
Service America of Texas, Inc...............................  Texas
Servo-Kansas, Inc...........................................  Kansas
Servomation, Inc............................................  Quebec, Canada
SVM of Texas, Inc...........................................  Texas
Volume Services, Inc........................................  Delaware
Volume Services, Inc........................................  Kansas
V.S.I. of Maryland, Inc.....................................  Maryland

                                        65